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                                  EXHIBIT 5.01

                    OPINION OF HAWLEY TROXELL ENNIS & HAWLEY
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Hawley Troxell Ennis & Hawley
Attorneys and Counselors
First Interstate Center
877 Main Street, Suite 1000
Post Office Box 1617
Boise, Idaho  83701-1617
(208) 344-6000





                                   December 20, 1996



TJ International, Inc.
200 E. Mallard Drive
Boise, Idaho  83706

          Re: TJ INTERNATIONAL, INC. LEVERAGED STOCK PURCHASE PLAN FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

          This office represents TJ International, Inc., a Delaware corporation (the "Company"). This opinion is delivered in connection with the referenced Form S-8 Registration Statement relating to the TJ International, Inc. Leveraged Stock Purchase Plan (the "Plan"), and the proposed offering of up to 400,000 shares of the Company's Common Stock, $1.00 par value per share (hereinafter referred to as the "Common Stock"). In connection therewith, we have examined originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

          On the basis of the foregoing, we are of the opinion that the Plan and the proposed offer thereunder of up to 400,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and the shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

          The opinions herein expressed are limited to the laws of the United States, and the General Corporation Law of the State of Delaware, all as in effect on the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to said Registration Statement on Form S-8.

                              Sincerely,

                              HAWLEY TROXELL ENNIS & HAWLEY

                              /s/ Hawley Troxell Ennis & Hawley